Exhibit 2.1
Annexure 1 Share Scheme of Arrangement

201 Elizabeth Street
Sydney NSW 2000
Australia
DX 107 Sydney
Tel +61 2 9286 8000
Fax +61 2 9283 4144
www.dlaphillipsfox.com
Share Scheme of Arrangement
Unilife Medical Solutions Limited
The holders of fully paid ordinary shares in
Unilife Medical Solutions Limited

DLA Phillips Fox is a member of DLA Piper Group, an alliance of independent legal practices. It is a separate and distinct legal entity.

DLA Phillips Fox offices are located in Adelaide Auckland Brisbane Canberra Melbourne Perth Sydney and Wellington.

Operative provisions	1

1 Preliminary	1
The Company	1
Unilife Corporation	1
Effect of Share Scheme	1
Merger Implementation Agreement and Share Scheme Deed Poll	1

2 Conditions precedent	2
Conditions precedent to Share Scheme	2
Certificate in relation to conditions precedent	2
Lapse of Share Scheme	2

3 Implementation of Share Scheme	3
Lodgement of Court order	3
Provision of Share Scheme Consideration	3
Transfer of Scheme Shares	3

4 Provision of Share Scheme Consideration	3
Provision of Share Scheme Consideration	3
Election	4
Restrictions on Unilife Corporation Shares	4
Fractional entitlements	4
Ineligible Overseas Shareholders	4
Obligations of Scheme Shareholders	5
Joint holders	5
General	5

5 Dealings in the Shares	6
Determination of Scheme Shareholders	6
Maintenance of the Share Register	6
Effect of certificates and holding statements	6
Information to be made available to Unilife Corporation	7

6 Quotation of the Shares	7

7 General Share Scheme provisions	7
Appointment of the Company as agent and attorney	7
Scheme Shareholders’ consent	8
Agreement by Scheme Shareholders	8
Warranty by Scheme Shareholders	8
Rights in Scheme Shares	8
Title to Scheme Shares	8
Appointment of Unilife Corporation as sole proxy	8
Share Scheme alterations and conditions	9
Enforcement of Share Scheme Deed Poll	9
Effect of Share Scheme	9
Notices	9
Further assurances	9
Costs and stamp duty	9

8 Governing law and jurisdiction	10

9 Definitions and Interpretation	10
Definitions	10
Interpretation	12

Share Scheme of Arrangement
pursuant to section 411 of the Corporations Act 2001 (Cth)
Unilife Medical Solutions Limited ABN 14 008 071 403 of Suite 3, Level 11, 1 Chifley Square, Sydney, NSW 2000 (Company)
The holders of fully paid ordinary shares in the Company
Operative provisions
1	Preliminary
The Company
1.1	The Company is a public company limited by shares, incorporated in Australia and registered in South Australia. Its registered office is at Suite 3, Level 11, 1 Chifley Square, Sydney, NSW 2000.
1.2	The Company is admitted to the official list of ASX and the Shares are officially quoted on the financial market operated by ASX.
1.3	As at 25 November 2009, 293,520,768 Shares were on issue.
Unilife Corporation
1.4	Unilife Corporation is a corporation limited by shares, incorporated in Delaware, United States. Its registered office is at 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.
1.5	As at 25 November 2009, the authorised capital stock of Unilife Corporation comprised 250,000,000 shares of common stock of US$0.01 par value of which 100 Unilife Corporation Shares were on issue and 50,000,000 shares of preferred stock of US$0.01 par value of which none were on issue.
Effect of Share Scheme
1.6	If this Share Scheme becomes Effective:
1.6.1	Unilife Corporation will provide the Share Scheme Consideration to each Scheme Shareholder in accordance with the terms of this Share Scheme;
1.6.2	all of the Scheme Shares will be transferred to Unilife Corporation; and
1.6.3	the Company will enter the name and address of Unilife Corporation in the Share Register as the holder of all of the Scheme Shares.
Merger Implementation Agreement and Share Scheme Deed Poll
1.7	The Company and Unilife Corporation have entered into the Merger Implementation Agreement which sets out the terms on which the Company and Unilife Corporation have agreed to implement this Share Scheme.
1.8	Unilife Corporation has executed the Share Scheme Deed Poll in favour of each Scheme Shareholder pursuant to which it has covenanted to perform its obligations under the Merger Implementation Agreement and this Share Scheme, including to provide the Share Scheme Consideration to Scheme Shareholders.

2	Conditions precedent
Conditions precedent to Share Scheme
2.1	This Share Scheme is conditional on:
2.1.1	as at 8.00am on the Second Court Hearing Date, the Merger Implementation Agreement not having been terminated in accordance with its terms;
2.1.2	all of the conditions precedent set out in clause 2.1 of the Merger Implementation Agreement having been satisfied or waived in accordance with the terms of that agreement;
2.1.3	the Court having approved this Share Scheme, with or without modification, pursuant to section 411(4)(b) of the Corporations Act; and
2.1.4	such other conditions made or required by the Court pursuant to section 411(6) of the Corporations Act in relation to this Share Scheme as are acceptable to the Company and Unilife Corporation, having been satisfied, and the provisions of clauses 3 to 7 will not come into effect unless and until each of these conditions precedent has been satisfied.
Certificate in relation to conditions precedent
2.2	On the Second Court Hearing Date, the Company and Unilife Corporation will each provide to the Court a certificate confirming whether or not all of the conditions precedent set out in clause 2.1 of the Merger Implementation Agreement (other than in relation to this Share Scheme being approved by the Court pursuant to section 411(4)(b) of the Corporations Act) have been satisfied or waived in accordance with the terms of that agreement.
2.3	The giving of a certificate by each of the Company and Unilife Corporation under clause 2.2 will, in the absence of manifest error, be conclusive evidence of the satisfaction or waiver of the conditions precedent referred to in the certificate.
Lapse of Share Scheme
2.4	This Share Scheme will lapse and be of no further force or effect if the Effective Date has not occurred on or before the Sunset Date.

3	Implementation of Share Scheme
Lodgement of Court order
3.1	On or before 5.00pm on the first Business Day following approval of this Share Scheme by the Court pursuant to section 411(4)(b) of the Corporations Act, the Company will lodge with ASIC an office copy of the Court order approving this Share Scheme.
Provision of Share Scheme Consideration
3.2	On the Implementation Date, in consideration for the transfer to Unilife Corporation of all of the Scheme Shares, Unilife Corporation must provide the Share Scheme Consideration to each Scheme Shareholder in accordance with clause 4.
Transfer of Scheme Shares
3.3	On the Implementation Date, in consideration for and immediately following the issue of the Share Scheme Consideration in accordance with clause 4:
3.3.1	all of the Scheme Shares, together with all rights and entitlements attaching to those shares at that date, will be transferred to Unilife Corporation without the need for any further act by any Scheme Shareholder by the Company effecting a valid transfer or transfers of the Scheme Shares under section 1074D of the Corporations Act or delivering to Unilife Corporation duly completed and executed share transfer forms (or a master transfer form) in accordance with section 1071B of the Corporations Act and Unilife Corporation executing and delivering those share transfer form(s) to the Company; and
3.3.2	the Company will enter the name and address of Unilife Corporation in the Share Register as the holder of all of the Scheme Shares.
4	Provision of Share Scheme Consideration
Provision of Share Scheme Consideration
4.1	The obligation of the Company to procure Unilife Corporation to pay the Share Scheme Consideration will be satisfied on the Implementation Date by the Company procuring that Unilife Corporation, in accordance with its covenant in favour of Scheme Shareholders contained in clause 2.2 of the Share Scheme Deed Poll, issues to such Scheme Shareholders (or, in accordance with clause 4.7 to a Nominee on its behalf where such Scheme Shareholder is an Ineligible Overseas Shareholder):
4.1.1	One Unilife Corporation Shares for every six Shares held by the Scheme Shareholder on the Scheme Record Date, where such Scheme Shareholder has made an election to receive Unilife Corporation Shares in accordance with clause 4.2; or
4.1.2	Six CDIs for every Unilife Corporation Share to which the Scheme Shareholder would be entitled under clause 4.1.1, where the Scheme Shareholder has made an election to receive CDIs or has not made an election in accordance with clause 4.2.

Election
4.2	Each Scheme Shareholder may make an election to receive Unilife Corporation Shares or CDIs by providing written notice to the Share Registry by 5.00pm on the Scheme Record Date (or such other date notified to Scheme Shareholders).
4.3	An election under clause 4.2 may only be made in respect of all and not only some of the Scheme Shares held by a Scheme Shareholder.
4.4	If a Scheme Shareholder does not make an election in accordance with clause 4.2, a Scheme Shareholder will receive CDIs under this Share Scheme.
Restrictions on Unilife Corporation Shares
4.5	Each Unilife Corporation Share or CDI issued pursuant to this Share Scheme will be subject to the same restrictions (if applicable) as the Share it replaces.
Fractional entitlements
4.6 Fractional entitlements to Share Scheme Consideration will be rounded down to the nearest:
4.6.1	whole number of Unilife Corporation Shares, if the Scheme Shareholder has elected to receive Unilife Corporation Shares under this Share Scheme; or
4.6.2	multiple of six CDIs, if the Scheme Shareholder has elected to receive CDIs or has not made an election under clause 4.2, after aggregating all holdings of such Scheme Shareholder.
Ineligible Overseas Shareholders
4.7	Where a Scheme Shareholder is an Ineligible Overseas Shareholder, the Company will procure that Unilife Corporation, in accordance with its covenant in favour of Scheme Shareholders contained in clause 2.2 of the Share Scheme Deed Poll, issues the number of CDIs to which the Scheme Shareholder would otherwise be entitled under this Share Scheme to a Nominee of Unilife Corporation who will sell those CDIs as soon as reasonably practicable (at the risk of that Ineligible Overseas Shareholder) and pay the net proceeds received (calculated on an averaged basis so that all Ineligible Overseas Shareholders receive the same price per CDI subject to rounding to the nearest cent), after deducting any applicable brokerage and other taxes and charges, to that Ineligible Overseas Shareholder in full satisfaction of that Ineligible Overseas Shareholder’s rights to Share Scheme Consideration. The net proceeds of sale will be paid by cheque in Australian dollars and dispatched by mail to Ineligible Overseas Shareholders to their address in the Share Register.

Obligations of Scheme Shareholders
4.8	Each Scheme Shareholder who will be issued Unilife Corporation Shares under the Share Scheme agrees:
4.8.1	to become a stockholder of Unilife Corporation;
4.8.2	to have their name and address entered into the register of stockholders maintained by Unilife Corporation;
4.8.3	to be bound by the Certificate of Incorporation and by-laws of Unilife Corporation in force from time to time in respect of the Unilife Corporation Shares.
Joint holders
4.9	In the case of Scheme Shares held in joint names:
4.9.1	any holding statement or transmittal letters for Unilife Corporation Shares or CDIs which are to be issued to Scheme Shareholders under this Share Scheme will be issued in the names of the joint holders and sent to the holder whose name appears first in the Share Register on the Scheme Record Date; and
4.9.2	any cheque required to be paid to Scheme Shareholders with respect to Share Scheme Consideration will be paid to the joint holders and will be forwarded to the holder whose name appears first in the Share Register on the Scheme Record Date.
General
4.10	The obligation of the Company to procure Unilife Corporation to issue Unilife Corporation Shares under clause 4.1 of this Share Scheme will be satisfied by Unilife Corporation on the Implementation Date procuring the entry in the register maintained by Unilife Corporation of holders of Unilife Corporation Shares of each person who is to receive Unilife Corporation Shares.
4.11	After the satisfaction of the obligation of the Company in clause 4.10, and within five Business Days after the Implementation Date, the Company will procure Unilife Corporation to:
4.11.1	issue holding statements, certificates or transmittal letters (as the case may be) for such Unilife Corporation Shares in the name of such persons; and
4.11.2	procure the despatch of such holding statements, certificates or transmittal letters to the address as shown in the register for such persons.
4.12	The obligation of the Company to procure Unilife Corporation to issue CDIs under clause 4.1 of this Share Scheme will be satisfied by Unilife Corporation on the Implementation Date procuring the entry in the register maintained by Unilife Corporation of holders of Unilife Corporation Shares of the Depositary as depositary to hold the Unilife Corporation Shares underlying those CDIs and procuring the Depositary to issue CDIs to Scheme Shareholders in accordance with this Share Scheme.

4.13	After the satisfaction of the obligation of the Company in clause 4.12, and within five Business Days after the Implementation Date, Unilife Corporation will:
4.13.1	issue holding statements or transmittal letters (as the case may be) for such Unilife Corporation Shares in the name of the Depositary, and procure the despatch of such holding statements or transmittal letters to the Depositary;
4.13.2	record in the CDI Register each person who is to receive CDIs under clause 4.1; and
4.13.3	despatch to each person who is to receive CDIs under clause 4.1 a holding statement in the name of that person representing the number of CDIs to be issued to that person.
5	Dealings in the Shares
Determination of Scheme Shareholders
5.1	For the purpose of determining who are Scheme Shareholders, dealings in Shares will only be recognised if:
5.1.1	in the case of dealings of the type to be effected using CHESS, the transferee is registered in the Share Register as the holder of the relevant Shares by the Scheme Record Date; or
5.1.2	in all other cases, registrable transfers or transmission applications in respect of those dealings are received on or before the Scheme Record Date at the place where the Share Register is kept.
5.2	The Company must register registrable transfers or transmission applications of the kind referred to in clause 5.1.2 by the Scheme Record Date provided that nothing in this clause 5.2 requires the Company to register a transfer that would result in a Shareholder holding a parcel of Shares that is less than a Marketable Parcel.
5.3	The Company will not accept for registration, nor recognise for any purpose, any transfer or transmission application in respect of Shares received after the Scheme Record Date (other than the transfers contemplated by clause 3.3).
Maintenance of the Share Register
5.4	For the purpose of determining entitlements to the Share Scheme Consideration, the Company will, until the Share Scheme Consideration has been provided, maintain or procure the maintenance of the Share Register in accordance with this clause 5. The Share Register in this form will solely determine entitlements to the Share Scheme Consideration.
Effect of certificates and holding statements
5.5	From the Scheme Record Date (other than for Unilife Corporation after the Implementation Date), all certificates and holding statements for the Scheme Shares will cease to have effect as documents of title, and each entry on the Share Register at that date will cease to have any effect other than as evidence of an entitlement to the Share Scheme Consideration.

Information to be made available to Unilife Corporation
5.6	The Company will procure that, as soon as reasonably practicable after the Scheme Record Date, details of the names, registered addresses and holdings of Scheme Shares of every Scheme Shareholder as shown in the Share Register at the Scheme Record Date are made available to Unilife Corporation in such form as Unilife Corporation or Unilife Corporation’s Share Registry reasonably requires.
6	Quotation of the Shares
6.1	The Company will apply to ASX for:
6.1.1	suspension of the Shares from official quotation on ASX with effect from close of trading on the Business Day after the Effective Date; and
6.1.2	termination of official quotation of the Shares on ASX after the Implementation Date.
7	General Share Scheme provisions
Appointment of the Company as agent and attorney
7.1	Each Scheme Shareholder, without the need for any further act, irrevocably appoints the Company and each of the directors and officers of the Company, jointly and severally, as its attorney and agent for the purpose of:
7.1.1	in the case of Scheme Shares in a CHESS holding:
(a)	causing a message to be transmitted to ASTC in accordance with ASTC Settlement Rules to transfer the Scheme Shares held by the Scheme Shareholder from the CHESS subregister of the Company to the issuer sponsored subregister operated by the Company notwithstanding that, at the time of such transfer, Unilife Corporation has not provided the Share Scheme Consideration which is due under this Share Scheme to the Scheme Shareholders; and
(b)	completing and signing on behalf of Scheme Shareholders any required form of transfer of Scheme Shares; and
7.1.2	in the case of Scheme Shares registered in the issuer sponsored subregister operated by the Share Registry, completing and signing on behalf of Scheme Shareholders any required form of transfer; and
7.1.3	in all cases, executing any document or doing any other act necessary to give full effect to this Share Scheme and the transactions contemplated by it.

Scheme Shareholders’ consent
7.2	Each Scheme Shareholder consents to the Company doing all things and executing all deeds, instruments, transfers and other documents as may be necessary or desirable to give full effect to this Share Scheme and the transactions contemplated by it.
7.3	Each Scheme Shareholder agrees to be bound by the Certificate of Incorporation and by-laws of Unilife Corporation in respect of the Unilife Corporation Shares or CDIs issued to them pursuant to this Share Scheme.
Agreement by Scheme Shareholders
7.4	Each Scheme Shareholder agrees to the transfer of all of their Scheme Shares to Unilife Corporation in accordance with the terms of this Share Scheme.
Warranty by Scheme Shareholders
7.5	Each Scheme Shareholder is deemed to have warranted to Unilife Corporation that:
7.5.1	all of their Scheme Shares (including any rights and entitlements attaching to those shares) transferred to Unilife Corporation under this Share Scheme will, on the date of the transfer, be fully paid and free from all mortgages, charges, liens, encumbrances, pledges, security interests and other interests of third parties of any kind, whether legal or otherwise; and
7.5.2	they have full power and capacity to sell and transfer their Scheme Shares (including any rights and entitlements attaching to those shares).
The Company undertakes in favour of each Scheme Shareholder that it will provide such warranty to Unilife Corporation on behalf of the Scheme Shareholder.
Rights in Scheme Shares
7.6	Shareholders shall be entitled to any dividends and other distributions declared or paid on the Shares prior to the Implementation Date.
Title to Scheme Shares
7.7	Unilife Corporation will be beneficially entitled to all of the Scheme Shares transferred to it under this Share Scheme pending registration by the Company of Unilife Corporation in the Share Register as the holder of all of the Scheme Shares.
Appointment of Unilife Corporation as sole proxy
7.8	From the Implementation Date until the Company registers Unilife Corporation in the Share Register as the holder of all of the Scheme Shares, each Scheme Shareholder:
7.8.1	is deemed to have irrevocably appointed the Chairman of Unilife Corporation as their sole proxy and, where applicable, corporate representative, to attend shareholders’ meetings of the Company, exercise the votes attached to the Scheme Shares registered in their name and sign any shareholders’ resolutions, whether in person, by proxy or by corporate representative;

7.8.2	must not attend or vote at any shareholders’ meetings of the Company, or sign any resolutions, whether in person, by proxy or by corporate representative, other than under this clause 7.8; and
7.8.3	must take all other actions in the capacity of the registered holder of Scheme Shares as Unilife Corporation directs.
The Company undertakes in favour of each Scheme Shareholder that it will appoint the Chairman of Unilife Corporation as that Scheme Shareholder’s proxy or, where applicable, corporate representative, in accordance with this clause 7.8.
Share Scheme alterations and conditions
7.9	If the Court proposes to approve this Share Scheme subject to any alterations or conditions, the Company may, by its counsel or solicitors, and with the consent of Unilife Corporation, consent to those alterations or conditions on behalf of all persons concerned, including, for the avoidance of doubt, all Scheme Shareholders.
Enforcement of Share Scheme Deed Poll
7.10	The Company undertakes in favour of each Scheme Shareholder to enforce the Share Scheme Deed Poll against Unilife Corporation on behalf of and as agent and attorney for the Scheme Shareholders.
Effect of Share Scheme
7.11	This Share Scheme binds the Company and all Shareholders (including those who do not attend the Share Scheme Meeting, do not vote at the Share Scheme Meeting or vote against the Share Scheme) and, to the extent of any inconsistency and to the extent permitted by law, overrides the constitution of the Company.
Notices
7.12	Where a notice, transfer, transmission application, direction or other communication referred to in this Share Scheme is sent by post to the Company, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at the Company’s registered office or at the place where the Share Register is kept.
Further assurances
7.13	The Company will execute all deeds, instruments, transfers and other documents and do all acts and things (on its own behalf and on behalf of each Scheme Shareholder) as may be necessary or desirable to give full effect to this Share Scheme and the transactions contemplated by it.
Costs and stamp duty
7.14	Subject to the terms of the Merger Implementation Agreement, the Company will pay the costs of the Share Scheme, except that Unilife Corporation will pay any stamp duty payable on the transfer by Scheme Shareholders of the Scheme Shares to Unilife Corporation.

8	Governing law and jurisdiction
8.1	This Share Scheme is governed by the laws of New South Wales, Australia.

8.2	Each party irrevocably and unconditionally:
8.2.1	submits to the non-exclusive jurisdiction of the courts of New South Wales; and
8.2.2	waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.
9	Definitions and Interpretation
Definitions
9.1	In this Share Scheme, unless the context requires otherwise:
ASIC means the Australian Securities and Investments Commission.
ASTC means the ASX Settlement and Transfer Corporation Pty Ltd ABN 49 008 504 532.
ASTC Settlement Rules means the Settlement Rules of ASTC.
ASX means ASX Limited ABN 98 008 624 691 or the securities market it operates, as the context requires.
ASX Market Rules means the Market Rules of ASX.
Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney, Australia.
CDI means the CHESS Depositary Interest to be issued in connection with the Share Scheme representing an interest in one sixth of a Unilife Corporation Share.
CDI Register has the meaning given to that term in the ASTC Settlement Rules.
CHESS means the Clearing House Electronic Sub-Register System of share transfers operated by ASTC.
CHESS Depositary Interest has the meaning given to that term in the ASTC Settlement Rules.
Company means Unilife Medical Solutions Limited ABN 14 008 071 403
Corporations Act means the Corporations Act 2001 (Cth).
Court means the Federal Court of Australia or any other court of competent jurisdiction under the Corporations Act agreed in writing by the Company and Unilife Corporation.

Depositary has the meaning given to that term in the ASTC Settlement Rules.
Effective means, when used in relation to this Share Scheme, the coming into effect, pursuant to section 411(10) of the Corporations Act, of the Court order made under section 411(4)(b) of the Corporations Act in relation to this Share Scheme, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.
Effective Date means the date on which this Share Scheme becomes Effective.
Implementation Date means the third Business Day following the Scheme Record Date.
Ineligible Overseas Shareholder means a Scheme Shareholder who is registered in the Share Register with an address outside Australia and its external territories, New Zealand, France, Ireland, United Kingdom, Malta, Hong Kong and United States and such other country agreed to by the Company and Unilife Corporation.
Information Memorandum means the document containing the information described in clause 6.2.1 of the Merger Implementation Agreement to be approved by the Court and to be despatched to Shareholders.
Marketable Parcel has the meaning given in the ASX Market Rules.
Merger Implementation Agreement means the merger implementation agreement dated 1 September 2009 between the Company and Unilife Corporation.
Nominee means the nominee selected by Unilife Corporation prior to the Implementation Date for the purposes of clause 4.7.
Related Body Corporate has the meaning given to that term in the Corporations Act.
Scheme Record Date means 7.00pm on the fifth Business Day after the Effective Date or any other date agreed with ASX to be the record date for the Share Scheme to determine entitlements to receive Share Scheme Consideration.
Scheme Share means a Share held by a Scheme Shareholder at the Scheme Record Date.
Scheme Shareholder means a Shareholder, as at the Scheme Record Date.
Second Court Hearing Date means the first day on which the application made to the Court for an order approving this Share Scheme pursuant to section 411(4)(b) of the Corporations Act is heard, or if the hearing of the application is adjourned for any reason, the first day of the adjourned hearing.
Share means a fully paid ordinary share in the Company.
Shareholder means each person who is registered in the Share Register as a holder of the Shares.
Share Register means the register of shareholders of the Company maintained by or on behalf of the Company in accordance with section 168(1) of the Corporations Act.

Share Registry means Computershare Investor Services Pty Limited ABN 48 078 279 277.
Share Scheme means this scheme of arrangement under Part 5.1 of the Corporations Act between the Company and Scheme Shareholders, subject to any alterations or conditions made or required by the Court and approved in writing by the parties.
Share Scheme Consideration has the meaning given to it in the Merger Implementation Agreement.
Share Scheme Deed Poll means the share scheme deed poll dated [insert date] 2009 executed by Unilife Corporation under which Unilife Corporation covenants in favour of each Scheme Shareholder to perform its obligations under the Merger Implementation Agreement and this Share Scheme.
Share Scheme Meeting has the meaning given to it in the Merger Implementation Agreement.
Sunset Date means 5.00pm on 30 June 2010 or such other date and time agreed in writing between the Company and Unilife Corporation.
Unilife Corporation means Unilife Corporation, a corporation incorporated under the laws of the state of Delaware, United States of America.
Unilife Corporation Shares means shares of fully paid common stock in the capital of Unilife Corporation.
Interpretation
9.2	In the interpretation of this Share Scheme, the following provisions apply unless the context otherwise requires:
9.2.1	The singular includes the plural and conversely.

9.2.2	A gender includes all genders.

9.2.3	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

9.2.4	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

9.2.5	A reference to a clause, schedule or annexure is a reference to a clause of, or schedule or annexure to, this Share Scheme.

9.2.6	A reference to an agreement or document (including a reference to this Share Scheme) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Share Scheme or that other agreement or document.

9.2.7	A reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns.
9.2.8	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.
9.2.9	A reference to $ is to the lawful currency of Australia.
9.2.10	Words and phrases not specifically defined in this Share Scheme have the same meanings (if any) given to them in the Corporations Act.
9.2.11	A reference to time is a reference to time in Sydney, Australia.
9.2.12	If the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing must be done on the immediately succeeding Business Day.
9.2.13	The meaning of general words is not limited by specific examples introduced by including, or for example, or similar expressions.
9.2.14	A reference to a party using its best endeavours or reasonable endeavours does not include a reference to that party paying money or providing other valuable consideration to or for the benefit of any person (and an obligation on a party to use its best or reasonable endeavours does not oblige that party to pay money or provide other valuable consideration to or for the benefit of any person).

Annexure 2 Option Scheme of Arrangement

201 Elizabeth Streets Sydney NSW 2000 Australia DX 107 Sydney Tel +61 2 9286 8000 Fax +61 2 9283 4144 www.dlaphillipsfox.com
Option Scheme of Arrangement
Unilife Medical Solutions Limited
The holders of options granted under the Unilife Medical
Solutions Limited Employee Share Option Plan

DLA Phillips Fox is a member of
DLA Piper Group, an alliance of
independent legal practices. It is a
separate and distinct legal entity.

DLA Phillips Fox offices are located
in Adelaide Auckland Brisbane
Canberra Melbourne Perth Sydney and Wellington.

Operative provisions	1

1 Preliminary	1
The Company	1
Effect of Option Scheme	1
Merger Implementation Agreement and Option Scheme Deed Poll	2

2 Conditions precedent	2
Conditions precedent to Option Scheme	2
Certificate in relation to conditions precedent	2
Lapse of Option Scheme	3

3 Implementation of Option Scheme	3
Lodgement of Court order	3
Provision of Option Scheme Consideration	3
Cancellation of Options	3
Waiver of accelerated vesting and exercise rights	3
Invitation to Optionholders	3

4 Provision of Option Scheme Consideration	4
Provision of Option Scheme Consideration	4
Terms of New Options	4
Fractional entitlements	4
Obligations of Scheme Optionholders	4
General	4

5 Exercise of Options	5
Issue of Options	5
Maintenance of the Option Register	5
Effect of Option Register	5
Information to be made available to Unilife Corporation	5

6 General Option Scheme provisions	6
Appointment of the Company as agent and attorney	6
Option Scheme alterations and conditions	6
Enforcement of Option Scheme Deed Poll	6
Effect of Option Scheme	6
Notices	6
Further assurances	6
Costs and stamp duty	6

7 Governing law and jurisdiction	7

Option Scheme of Arrangement
pursuant to section 411 of the Corporations Act 2001 (Cth)
Unilife Medical Solutions Limited ABN 14 008 071 403 of Suite 3, Level 11, 1 Chifley Square, Sydney, NSW 2000 (Company)
The holders of options granted under the Unilife Medical Solutions Limited Employee Share Option Plan
Operative provisions
1	Preliminary
The Company
1.1	The Company is a public company limited by shares, incorporated in Australia and registered in South Australia. Its registered office is at Suite 3, Level 11, 1 Chifley Square, Sydney, NSW 2000.

1.2	The Company is admitted to the official list of ASX and the Shares are officially quoted on the financial market operated by ASX.

1.3	As at 25 November 2009, 22,575,000 Options were on issue.
Unilife Corporation
1.4	Unilife Corporation is a corporation limited by shares, incorporated in Delaware, United States. Its registered office is at 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.

1.5	As at 25 November 2009, the authorised capital stock of Unilife Corporation comprised 250,000,000 shares of common stock of US$0.01 par value of which 100 Unilife Corporation Shares were on issue and 50,000,000 shares of preferred stock of $US0.01 par value which none were on issue.
Effect of Option Scheme
1.6	If this Option Scheme becomes Effective:
1.6.1	Unilife Corporation will provide the Option Scheme Consideration to each Scheme Optionholder in accordance with the terms of this Option Scheme;

1.6.2	all of the Scheme Options will be cancelled; and

1.6.3	Unilife Corporation will enter the name of each Scheme Optionholder in the Unilife Corporation Option Register in accordance with the terms of this Option Scheme.

1

Merger Implementation Agreement and Option Scheme Deed Poll
1.7	The Company and Unilife Corporation have entered into the Merger Implementation Agreement which sets out the terms on which the Company and Unilife Corporation have agreed to implement this Option Scheme.

1.8	Unilife Corporation has executed the Option Scheme Deed Poll in favour of each Scheme Optionholder pursuant to which it has covenanted to perform its obligations under the Merger Implementation Agreement and this Option Scheme, including to provide the Option Scheme Consideration to Scheme Optionholders.

2	Conditions precedent
Conditions precedent to Option Scheme
2.1	This Option Scheme is conditional on:
2.1.1	as at 8.00am on the Second Court Hearing Date, the Merger Implementation Agreement not having been terminated in accordance with its terms;

2.1.2	all of the conditions precedent set out in clause 2.2 of the Merger Implementation Agreement having been satisfied or waived in accordance with the terms of that agreement;

2.1.3	the Court having approved this Option Scheme, with or without modification, pursuant to section 411(4)(b) of the Corporations Act; and

2.1.4	such other conditions made or required by the Court pursuant to section 411(6) of the Corporations Act in relation to this Option Scheme as are acceptable to the Company and Unilife Corporation having been satisfied, and the provisions of clauses 3 to 6 will not come into effect unless and until each of these conditions precedent has been satisfied.
Certificate in relation to conditions precedent
2.2	On the Second Court Hearing Date, the Company and Unilife Corporation will each provide to the Court a certificate confirming whether or not all of the conditions precedent set out in clause 2.2 of the Merger Implementation Agreement (other than in relation to this Option Scheme and the Share Scheme being approved by the Court pursuant to section 411(4)(b) of the Corporations Act) have been satisfied or waived in accordance with the terms of that agreement.

2.3	The giving of a certificate by each of the Company and Unilife Corporation under clause 2.2 will, in the absence of manifest error, be conclusive evidence of the satisfaction or waiver of the conditions precedent referred to in the certificate.

2

Lapse of Option Scheme
2.4	This Option Scheme will lapse and be of no further force or effect if the Effective Date has not occurred on or before the Sunset Date.

3	Implementation of Option Scheme
Lodgement of Court order
3.1	On or before 5.00pm on the first Business Day following approval of this Option Scheme by the Court pursuant to section 411(4)(b) of the Corporations Act, the Company will lodge with ASIC an office copy of the Court order approving this Option Scheme.
Provision of Option Scheme Consideration
3.2	On the Implementation Date, in consideration for the Scheme Optionholders agreeing to the cancellation of the Scheme Options, Unilife Corporation must provide the Option Scheme Consideration to each Scheme Optionholder in accordance with clause 4.
Cancellation of Options
3.3	On the Implementation Date, in consideration for and immediately following the issue of the Option Scheme Consideration in accordance with clause 4:
3.3.1	all of the Scheme Options (together with all rights and entitlements attaching to the Scheme Options) will be cancelled; and

3.3.2	the Company will record in its Option Register the cancellation of all of the Scheme Options.
Waiver of accelerated vesting and exercise rights
3.4	Each Scheme Optionholder waives any rights he or she may have under section 7.3 of the Employee Share Option Plan to the waiver of performance hurdles required to be met for exercise of his or her Options and waives all and any rights to exercise Options at a date earlier than the date on which the Option vests as determined by the Plan Committee as a result of the occurrence of a Change of Control Event as defined in the Employee Share Option Plan.
Invitation to Optionholders
3.5	It is agreed that this Option Scheme shall constitute an Offer (as defined in the Unilife Corporation Employee Stock Option Plan) to Optionholders to subscribe for Unilife Corporation Options upon the terms set out in clause 4 of this Option Scheme, except that the Grant Date (as such term is defined in the Unilife Corporation Employee Stock Option Plan) for Unilife Corporation Options shall be the date that Options were issued to Optionholders pursuant to the Employee Share Option Plan and:
3.5.1	the term “Last Exercise Date” in the Unilife Corporation Employee Stock Option Plan; and

3.5.2	the Exercise Period referred to in the Unilife Corporation Employee Stock Option Plan,
shall each be construed accordingly.

3

4	Provision of Option Scheme Consideration
Provision of Option Scheme Consideration
4.1	The obligation of Unilife Corporation to provide the Option Scheme Consideration will be satisfied on the Implementation Date by the Company procuring that Unilife Corporation, in accordance with its covenant in favour of Scheme Optionholders contained in clause 2.2 of the Option Scheme Deed Poll, issues to such Scheme Optionholder one Unilife Corporation Options for every six Scheme Options held by them on the Scheme Record Date.
Terms of New Options
4.2	Each Unilife Corporation Option issued pursuant to this Option Scheme will be issued on the terms set out in Annexure A.
Fractional entitlements
4.3	Fractional entitlements to Option Scheme Consideration will be rounded down to the nearest whole number of Unilife Corporation Options after aggregating all holdings of such Scheme Optionholder.
Obligations of Scheme Optionholders
4.4	Each Scheme Optionholder who will be issued with Unilife Corporation Options under the Option Scheme agrees:
4.4.1	That this Option Scheme constitutes his/her acceptance of an offer of the Unilife Corporation Options for the purposes of clause 5.1 and 6.2 of the Unilife Corporation Employee Stock Option Plan;

4.4.2	to become an optionholder of Unilife Corporation;

4.4.3	to have their name and address entered into the register of optionholders maintained by Unilife Corporation; and

4.4.4	to be bound by the Certificate of Incorporation and by-laws of Unilife Corporation as in force from time to time in respect of the Unilife Corporation Options.
General
4.5	The obligation of the Company to procure Unilife Corporation to issue Unilife Corporation Options under clause 4.1 of this Option Scheme will be satisfied by Unilife Corporation on the Implementation Date, procuring the entry in the Unilife Corporation’s Option Register of each person who is to receive Unilife Corporation Options.

4

4.6	After the satisfaction of the obligation of the Company in clause 4.4, and within five Business Days after the Implementation Date, the Company will procure Unilife Corporation to:
4.6.1	issue certificates for such Unilife Corporation Options in the name of such persons; and

4.6.2	procure the dispatch of such certificates to the address as shown in the register for such persons.
5 Exercise of Options
Issue of Options
5.1	The Company will issue Shares in accordance with any valid exercise of an Option which is received on or before 12.00 noon on the Business Day prior to the Scheme Record Date.

5.2	The Company will not accept for registration or recognise for any purpose any exercise of an Option received after 12.00 noon on the Business Day before the Scheme Record Date and, after such time, the Options shall not be capable of exercise notwithstanding any terms on which such Options were granted.
Maintenance of the Option Register
5.3	For the purpose of determining entitlements to the Option Scheme Consideration, the Company will, until the Option Scheme Consideration has been provided, maintain or procure the maintenance of the Option Register in accordance with this clause 5. The Option Register in this form will solely determine entitlements to the Option Scheme Consideration.
Effect of Option Register
5.4	After the Scheme Record Date, all option certificates for the Scheme Options and each entry in the Option Register as at the Scheme Record Date will cease to have any effect, except as evidence of entitlements to Option Scheme Consideration under this Option Scheme.
Information to be made available to Unilife Corporation
5.5	The Company will procure that, as soon as reasonably practicable after the Scheme Record Date, details of the names, registered addresses and holdings of Options of every Scheme Optionholder as shown in the Option Register at the Scheme Record Date are made available to Unilife Corporation in such form as Unilife Corporation reasonably requires.

5

6	General Option Scheme provisions
Appointment of the Company as agent and attorney
6.1	Each Scheme Optionholder, without the need for any further act, irrevocably appoints the Company and each of the directors and officers of the Company, jointly and severally, as its attorney and agent for the purpose of doing all things necessary including executing all deeds, instruments, and other documents as may be necessary or desirable to give full effect to this Option Scheme and the transactions contemplated by it.
Option Scheme alterations and conditions
6.2	If the Court proposes to approve this Option Scheme subject to any alterations or conditions, the Company may, by its counsel or solicitors, and with the consent of Unilife Corporation, consent to those alterations or conditions on behalf of all persons concerned, including, for the avoidance of doubt, all Scheme Optionholders.
Enforcement of Option Scheme Deed Poll
6.3	The Company undertakes in favour of each Scheme Optionholder to enforce the Option Scheme Deed Poll against Unilife Corporation on behalf of and as agent and attorney for the Scheme Optionholders
Effect of Option Scheme
6.4	This Option Scheme binds the Company and all Scheme Optionholders (including those who do not attend the Option Scheme Meeting, do not vote at the Option Scheme Meeting or vote against the Option Scheme) and, to the extent of any inconsistency and to the extent permitted by law, overrides the constitution of the Company.
Notices
6.5	Where a notice, transfer, transmission application, direction or other communication referred to in this Option Scheme is sent by post to the Company, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at the Company’s registered office or at the place where the Option Register is kept.
Further assurances
6.6	The Company will execute all deeds, instruments, transfers and other documents and do all acts and things (on its own behalf and on behalf of each Scheme Optionholder) as may be necessary or desirable to give full effect to this Option Scheme and the transactions contemplated by it.
Costs and stamp duty
6.7	Subject to the terms of the Merger Implementation Agreement, the Company will pay the costs of the Option Scheme.

6

7	Governing law and jurisdiction
7.1	This Option Scheme is governed by the laws of New South Wales, Australia.

7.2	Each party irrevocably and unconditionally:
7.2.1	submits to the non-exclusive jurisdiction of the courts of New South Wales; and

7.2.2	waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.
8	Definitions and Interpretation
Definitions
8.1	In this Option Scheme, unless the context requires otherwise:

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited ABN 98 008 624 691 or the securities market it operates, as the context requires.

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney.

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia or any other court of competent jurisdiction under the Corporations Act agreed in writing by the Company and Unilife Corporation.

Effective means, when used in relation to this Option Scheme, the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made for the purposes of section 411(4)(b) of the Corporations Act in relation to this Option Scheme, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.

Effective Date means the date on which this Option Scheme becomes Effective.

Employee Share Option Plan means the Unilife Medical Solutions Limited Employee Share Option Plan.

Implementation Date means the third Business Day after the Scheme Record Date.

Information Memorandum means the document containing the information described in clause 6.2.1 of the Merger Implementation Agreement to be approved by the Court and to be despatched to Optionholders.

Merger Implementation Agreement means the Merger Implementation Agreement dated 1 September 2009 between the Company and Unilife Corporation.

7

Options means options entitling holders to subscribe for Shares, issued under the Employee Share Option Plan.

Option Register means the register of optionholders of the Company maintained by or on behalf of the Company in accordance with the Corporations Act.

Option Scheme means this scheme of arrangement under Part 5.1 of the Corporations Act between the Company and Scheme Optionholders, subject to any alterations or conditions made or required by the Court pursuant to section 411(6) of the Corporations Act.

Option Scheme Consideration has the meaning given to it in the Merger Implementation Agreement.

Option Scheme Deed Poll means the option scheme deed poll dated [insert date] 2009 executed by Unilife Corporation under which Unilife Corporation covenants in favour of each Scheme Optionholder to perform its obligations under the Merger Implementation Agreement and this Option Scheme.

Option Scheme Meeting has the meaning given to it in the Merger Implementation Agreement.

Optionholder means a person who is registered in the Option Register as a holder of Options from time to time.

Plan Committee has the meaning given to it in the Employee Share Option Plan.

Related Body Corporate has the meaning given to that term in section 50 of the Corporations Act.

Scheme Option means an Option held by a Scheme Optionholder at the Scheme Record Date.

Scheme Optionholder means an Optionholder who is entered into the Option Register as the holder of Options as at the Scheme Record Date.

Scheme Record Date means 7.00pm on the fifth Business Day after the Effective Date or any other date agreed with ASX to be the record date for the Option Scheme to determine entitlements to receive Option Scheme Consideration.

Scheme Shareholder means a Shareholder as at the Scheme Record Date.

Second Court Hearing Date means the first day on which the application made to the Court for an order approving this Option Scheme pursuant to section 411(4)(b) of the Corporations Act is heard, or if the hearing of the application is adjourned for any reason, the first day of the adjourned hearing.

Share means a fully paid ordinary share in the Company

8

Share Scheme means the scheme of arrangement, substantially in the form set out in Annexure 1 to the Merger Implementation Agreement, under Part 5.1 of the Corporations Act between the Company and Scheme Shareholders.

Sunset Date means 5.00pm on 30 June 2010, or such later date and time agreed in writing between the Company and Unilife Corporation.

Unilife Corporation means Unilife Corporation, a corporation incorporated under the laws of the state of Delaware, United States of America.

Unilife Corporation Employee Stock Option Plan means the Unilife Corporation Employee Stock Option Plan adopted by Unilife Corporation on 11 November 2009.

Unilife Corporation Option means an option to subscribe for Unilife Corporation Shares under the Unilife Corporation Employee Stock Option Plan.

Unilife Corporation Option Register means the register of optionholders maintained by or on behalf of Unilife Corporation.

Unilife Corporation Shares means shares of fully paid common stock in the capital of Unilife Corporation.
Interpretation
8.2	In the interpretation of this Option Scheme, the following provisions apply unless the context otherwise requires:
8.2.1	The singular includes the plural and conversely.

8.2.2	A gender includes all genders.

8.2.3	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

8.2.4	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

8.2.5	A reference to a clause, schedule or annexure is a reference to a clause of, or schedule or annexure to, this Option Scheme.

8.2.6	A reference to an agreement or document (including a reference to this Option Scheme) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Option Scheme or that other agreement or document.

8.2.7	A reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns.

9

8.2.8	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

8.2.9	A reference to $ is to the lawful currency of Australia.

8.2.10	Words and phrases not specifically defined in this Option Scheme have the same meanings (if any) given to them in the Corporations Act.

8.2.11	A reference to time is a reference to time in Sydney, Australia.

8.2.12	If the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing must be done on the immediately succeeding Business Day.

8.2.13	The meaning of general words is not limited by specific examples introduced by including, or for example, or similar expressions.

8.2.14	A reference to a party using its best endeavours or reasonable endeavours does not include a reference to that party paying money or providing other valuable consideration to or for the benefit of any person (and an obligation on a party to use its best or reasonable endeavours does not oblige that party to pay money or provide other valuable consideration to or for the benefit of any person).

10

Annexure A
Terms of Unilife Corporation Options granted under the Unilife Corporation Employee Stock Option Plan
Each Unilife Corporation Option issued pursuant to the Unilife Corporation Employee Stock Option Plan will:
•	have an exercise price per option equal to six times the exercise price per option of the Options it replaces, provided that such exercise price of Unilife Corporation Option shall be rounded up to the nearest whole cent;

•	have an exercise period equal to the unexpired exercise period of the Options it replaces;

•	be vested to the same extent and have the same terms as to vesting as the Options it replaces;

•	be subject to equivalent performance hurdles (if any) as the Options it replaces; and

•	otherwise be issued on the terms of the Unilife Corporation Employee Stock Option Plan.

11

Annexure 3 Share Scheme Deed Poll

201 Elizabeth Street
Sydney NSW 2000
Australia
DX 107 Sydney
Tel +61 2 9286 8000
Fax +61 2 9283 4144
www.dlaphillipsfox.com
Share Scheme Deed Poll
Unilife Corporation
in favour of each Scheme Shareholder

DLA Phillips Fox is a member of DLA Piper Group, an alliance of independent legal practices. It is a separate and distinct legal entity.

DLA Phillips Fox offices are located in Adelaide Auckland Brisbane Canberra Melbourne Perth Sydney and Wellington.

Date:

Parties	1

Background	1

Operative provisions	2

1 Conditions and termination	2
Conditions precedent	2
Termination	2
Consequences of termination	2

2 Provision of Share Scheme Consideration	2
Compliance with Share Scheme obligations generally	2
Provision of Share Scheme Consideration	2

3 Representations and warranties	3

4 Continuing obligations	3

5 Notices	3

6 General	4
Stamp duty	4
Waiver	4
Variation	5
Rights cumulative	5
Assignment	5
Further assurances	5

7 Governing law and jurisdiction	5

8 Definitions and Interpretation	6
Definitions	6
Interpretation	6
Nature of Deed Poll	6

Execution and date	7

Share Scheme Deed Poll
Date:
Parties
Unilife Corporation a company incorporated in Delaware, USA of 633 Lowther Road Lewisberry, Pennsylvania, 17339, United States (Unilife Corporation)
In favour of each holder of fully paid ordinary shares in Unilife Medical Solutions Limited ABN 14 008 071 403 (Company) on issue at the Scheme Record Date (Scheme Shareholders)
Background
A	The Company’s board considers that it is in the interests of the Company that Shareholders be given the opportunity to consider and, if thought fit, approve the Share Scheme.

B	Accordingly, the Company’s board has resolved that the Company should propose the Share Scheme.

C	The effect of the Share Scheme will be that all of the Scheme Shares will be transferred to Unilife Corporation in consideration for the issue of Unilife Corporation Shares or CDIs to such Scheme Shareholders.

D	On 1 September 2009, Unilife Corporation and the Company entered into a Merger Implementation Agreement.

E	Under the Merger Implementation Agreement, Unilife Corporation has agreed to take all necessary steps to implement and complete the Share Scheme as soon as is reasonably practicable, including executing this document and providing the Share Scheme Consideration.

F	Unilife Corporation is entering into this document for the purpose of covenanting in favour of Scheme Shareholders to perform its obligations under the Merger Implementation Agreement and the Share Scheme.

1

Share Scheme Deed Poll
Operative provisions
1	Conditions and termination
Conditions precedent
1.1	Unilife Corporation’s obligations under clause 2 are subject to the Share Scheme becoming Effective.
Termination
1.2	Unilife Corporation’s obligations under this document will automatically terminate and the terms of this document will be of no further force or effect if:
1.2.1	the Merger Implementation Agreement is terminated in accordance with its terms; or

1.2.2	the Share Scheme does not become Effective on or before the Sunset Date, unless Unilife Corporation and the Company otherwise agree in accordance with the Merger Implementation Agreement.
Consequences of termination
1.3	If this document terminates under clause 1.2, then, in addition and without prejudice to any other rights, powers or remedies available to it:
1.3.1	Unilife Corporation is released from its obligations to further perform this document except those obligations under clause 6.1 and any other obligations which by their nature survive termination; and
1.3.2	Scheme Shareholders retain the rights they have against Unilife Corporation in respect of any breach of this document by Unilife Corporation which occurs before termination.
2	Provision of Share Scheme Consideration
Compliance with Share Scheme obligations generally
2.1	Unilife Corporation will comply with its obligations under the Merger Implementation Agreement and do all acts and things as may be necessary or desirable on its part to perform the acts contemplated of it under the Share Scheme.
Provision of Share Scheme Consideration
2.2	Subject to clause 1, in consideration of the transfer to Unilife Corporation of all of the Scheme Shares, Unilife Corporation will, on the Implementation Date, issue to each Scheme Shareholder (or, in accordance with clause 4.7 of the Share Scheme to a Nominee on its behalf where such Scheme Shareholder is an Ineligible Overseas Shareholder) the Share Scheme Consideration in accordance with clause 4 of the Share Scheme.
2.3	The Unilife Corporation Shares to be issued under the Share Scheme will be validly issued and fully paid and will rank equally in all respects with all other Unilife Corporation Shares on issue as at the Implementation Date.

2

Share Scheme Deed Poll
3	Representations and warranties

3.1	Unilife Corporation represents and warrants that:
3.1.1	it is a corporation validly existing under the laws of its place of registration;

3.1.2	it has the corporate power to enter into and perform its obligations under this document and to carry out the transactions contemplated by this document;
3.1.3	it has taken all necessary corporate action to authorise the entry into this document and has taken or will take all necessary corporate action to authorise the performance of this document and to carry out the transactions contemplated by this document; and
3.1.4	this document is valid and binding upon it and enforceable against it in accordance with its terms.
4	Continuing obligations
4.1	This document is irrevocable and, subject to clause 1, remains in full force and effect until:
4.1.1	Unilife Corporation has fully performed its obligations under this document; or

4.1.2	the earlier termination of this document under clause 1.2.
5	Notices
5.1	Any notice, demand, consent or other communication (a Notice) given or made under this document:
5.1.1	must be in writing and signed by a person duly authorised by the sender;
5.1.2	must be delivered to the intended recipient by prepaid post or by hand or fax to the address or fax number below or the address (being an address in Australia) or fax number last notified by the intended recipient to the sender:
Unilife Corporation
Address: 633 Lowther Road
              Lewisberry, Pennsylvania 17339
              United States
Fax:       + 1 717 938 9364
Attention: Alan Shortall

3

Share Scheme Deed Poll
5.1.3	will be taken to be duly given or made:
(a)	in the case of delivery in person, when delivered;

(b)	in the case of delivery by post:
(i)	within Australia to an Australian address, two Business Days after the date of posting; and
(ii)	in any other case, 10 Business Days after the date of posting; and
(c)	in the case of fax, on receipt by the sender of a transmission control report from the dispatching machine showing the relevant number of pages and the correct destination fax machine number or name of recipient and indicating that the transmission has been made without error, but if the result is that a Notice would be taken to be given or made on a day that is not a Business Day in the place to which the Notice is sent or is later than 4.00pm (local time) it will be taken to have been duly given or made at the commencement of business on the next Business Day in that place.
6	General
Stamp duty
6.1	Unilife Corporation will:
6.1.1	pay all stamp duty (including fines, penalties and interest) in respect of this document, the performance of this document and each transaction effected by or made under this document; and
6.1.2	indemnify each Scheme Shareholder against any liability arising from failure to comply with clause 6.1.1.
Waiver
6.2	Waiver of any right arising from a breach of this document or of any right, power, authority, discretion or remedy arising upon default under this document must be in writing and signed by the party granting the waiver.
6.3	A failure or delay in exercise, or partial exercise, of:
6.3.1	a right arising from a breach of this document; or

6.3.2	a right, power, authority, discretion or remedy created or arising upon default under this document, does not result in a waiver of that right, power, authority, discretion or remedy.

6.4	A party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this document or on a default under this document as constituting a waiver of that right, power, authority, discretion or remedy.
6.5	A party may not rely on any conduct of another party as a defence to exercise of a right, power, authority, discretion or remedy by that other party.

4

Share Scheme Deed Poll
Variation
6.6	A provision of this document may not be amended or varied unless the amendment or variation is agreed to in writing by the Company and the Court indicates that the amendment or variation would not of itself preclude approval of the Share Scheme in which event Unilife Corporation will enter into a further deed poll in favour of each Scheme Shareholder giving effect to the amendment or variation.
Rights cumulative
6.7	The rights, powers and remedies of Unilife Corporation and of each Scheme Shareholder under this document are cumulative and do not exclude any other rights, powers or remedies provided by law independently of this document.
Assignment
6.8	The rights and obligations of Unilife Corporation and of each Scheme Shareholder under this document are personal and must not be assigned, encumbered or otherwise dealt with at law or in equity.
Further assurances
6.9	Unilife Corporation will, at its own expense, execute all deeds and other documents and do all acts and things as may be necessary or desirable to give full effect to this document.
7	Governing law and jurisdiction
7.1	This document is governed by the laws of New South Wales, Australia.

7.2	Unilife Corporation irrevocably and unconditionally:
7.2.1	submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia; and
7.2.2	waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.

5

Share Scheme Deed Poll
8	Definitions and Interpretation
Definitions
8.1	Terms that are not defined in this document and that are defined in the Merger Implementation Agreement or the Share Scheme have the same meaning in this document, unless the context makes it clear that a definition is not intended to apply.
Interpretation
8.2	Clause 9.2 of the Share Scheme applies to the interpretation of this document except that references to ‘this Share Scheme’ in that clause are to be read as references to ‘this document’.
Nature of Deed Poll
8.3	Unilife Corporation acknowledges that this document may be relied on and enforced by any Scheme Shareholder in accordance with its terms even though the Scheme Shareholders are not party to it.

6

Share Scheme Deed Poll
Execution and date
Executed as a deed poll.
Executed by Unilife Corporation acting by the following persons:

Signature of duly authorised officer	Signature of duly authorised officer

Name of duly authorised officer (print)	Name of duly authorised officer (print)

7

Annexure 4 Option Scheme Deed Poll

201 Elizabeth Street
Sydney NSW 2000
Australia
DX 107 Sydney
Tel +61 2 9286 8000
Fax +61 2 9283 4144
www.dlaphillipsfox.com
Option Scheme Deed Poll
Unilife Corporation
in favour of each Scheme Optionholder

DLA Phillips Fox is a member of
DLA Piper Group, an alliance of
independent legal practices. It is a
separate and distinct legal entity.

DLA Phillips Fox offices are located
in Adelaide Auckland Brisbane Canberra
Melbourne Perth Sydney and Wellington.

Parties	1

Background	1

Operative provisions	1

1 Conditions and termination	1
Conditions precedent	1
Termination	2
Consequences of termination	2

2 Provision of Option Scheme Consideration	2
Compliance with Option Scheme obligations generally	2
Provision of Option Scheme Consideration	2

3 Representations and warranties	2

4 Continuing obligations	3

5 Notices	3

6 General	4
Stamp duty	4
Waiver	4
Variation	5
Rights cumulative	5
Assignment	5
Further assurances	5

7 Governing law and jurisdiction	5

8 Definitions and Interpretation	5
Definitions	5
Interpretation	5
Nature of Deed Poll	5

Execution and date	6

Option Scheme Deed Poll
Parties
Unilife Corporation a company incorporated in Delaware, USA, of 633, Lowther Road, Lewisberry, Pennsylvania 17339, United States, (Unilife Corporation)
In favour of each holder of options to subscribe for fully paid ordinary shares in Unilife Medical Solutions Limited ABN 14 008 071 403 (Company) granted under the Unilife Medical Solutions Limited Employee Share Option Plan as at the Scheme Record Date (Scheme Optionholders)
Background
A	The Company’s board considers that it is in the interests of the Company that Optionholders be given the opportunity to consider and, if thought fit, approve the Option Scheme.

B	Accordingly, the Company’s board has resolved that the Company should propose the Option Scheme.

C	The effect of the Option Scheme will be that all of the Scheme Options will be cancelled in consideration for the issue of Unilife Corporation Options by Unilife Corporation to such Scheme Optionholders.

D	On 1 September 2009, Unilife Corporation and the Company entered into a Merger Implementation Agreement.

E	Under the Merger Implementation Agreement, Unilife Corporation has agreed to take all necessary steps to implement and complete the Option Scheme as soon as is reasonably practicable, including executing this document and providing the Option Scheme Consideration.

F	Unilife Corporation is entering into this document for the purpose of covenanting in favour of Scheme Optionholders to perform its obligations under the Merger Implementation Agreement and the Option Scheme.
Operative provisions
1	Conditions and termination
Conditions precedent
1.1	Unilife Corporation’s obligations under clause 2 are subject to the Option Scheme becoming Effective.

1

Option Scheme Deed Poll
Termination
1.2	Unilife Corporation’s obligations under this document will automatically terminate and the terms of this document will be of no further force or effect if:
1.2.1	the Merger Implementation Agreement is terminated in accordance with its terms; or
1.2.2	the Option Scheme does not become Effective on or before the Sunset Date, unless Unilife Corporation and the Company otherwise agree in accordance with the Merger Implementation Agreement.
Consequences of termination
1.3	If this document terminates under clause 1.2, then, in addition and without prejudice to any other rights, powers or remedies available to it:
1.3.1	Unilife Corporation is released from its obligations to further perform this document except those obligations under clause 6.1 and any other obligations which by their nature survive termination; and
1.3.2	Scheme Optionholders retain the rights they have against Unilife Corporation in respect of any breach of this document by Unilife Corporation which occurs before termination.
2	Provision of Option Scheme Consideration
Compliance with Option Scheme obligations generally
2.1	Unilife Corporation will comply with its obligations under the Merger Implementation Agreement and do all acts and things as may be necessary or desirable on its part to perform the acts contemplated of it under the Option Scheme.
Provision of Option Scheme Consideration
2.2	Subject to clause 1, in consideration for the Scheme Optionholders agreeing to the cancellation of their Scheme Options, Unilife Corporation will, on the Implementation Date, issue to each Scheme Optionholder the Option Scheme Consideration in accordance with clause 4 of the Option Scheme.
3	Representations and warranties
3.1	Unilife Corporation represents and warrants that:
3.1.1	it is a corporation validly existing under the laws of its place of registration;

3.1.2	it has the corporate power to enter into and perform its obligations under this document and to carry out the transactions contemplated by this document;
3.1.3	it has taken all necessary corporate action to authorise the entry into this document and has taken or will take all necessary corporate action to authorise the performance of this document and to carry out the transactions contemplated by this document; and
3.1.4	this document is valid and binding upon it and enforceable against it in accordance with its terms.

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Option Scheme Deed Poll
4	Continuing obligations
4.1	This document is irrevocable and, subject to clause 1, remains in full force and effect until:
4.1.1	Unilife Corporation has fully performed its obligations under this document; or

4.1.2	the earlier termination of this document under clause 1.2.
5	Notices
5.1	Any notice, demand, consent or other communication (a Notice) given or made under this document:
5.1.1	must be in writing and signed by a person duly authorised by the sender;
5.1.2	must be delivered to the intended recipient by prepaid post or by hand or fax to the address or fax number below or the address (being an address in Australia) or fax number last notified by the intended recipient to the sender:

Unilife Corporation

Address:	633 Lowther Road
Lewisberry, Pennsylvania 17339
United States
Fax:	+ 1 717 938 9364
Attention:	Alan Shortall
5.1.3	will be taken to be duly given or made:
(a)	in the case of delivery in person, when delivered;
(b)	in the case of delivery by post:
(i)	within Australia to an Australian address, two Business Days after the date of posting; and
(ii)	in any other case, 10 Business Days after the date of posting; and

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Option Scheme Deed Poll
(c)	in the case of fax, on receipt by the sender of a transmission control report from the dispatching machine showing the relevant number of pages and the correct destination fax machine number or name of recipient and indicating that the transmission has been made without error, but if the result is that a Notice would be taken to be given or made on a day that is not a Business Day in the place to which the Notice is sent or is later than 4.00pm (local time) it will be taken to have been duly given or made at the commencement of business on the next Business Day in that place.
6	General
Stamp duty
6.1	Unilife Corporation will:
6.1.1	pay all stamp duty (including fines, penalties and interest) in respect of this document, the performance of this document and each transaction effected by or made under this document; and
6.1.2	indemnify each Scheme Optionholder against any liability arising from failure to comply with clause 6.1.1.
Waiver
6.2	Waiver of any right arising from a breach of this document or of any right, power, authority, discretion or remedy arising upon default under this document must be in writing and signed by the party granting the waiver.
6.3	A failure or delay in exercise, or partial exercise, of:
6.3.1	a right arising from a breach of this document; or
6.3.2	a right, power, authority, discretion or remedy created or arising upon default under this document, does not result in a waiver of that right, power, authority, discretion or remedy.
6.4	A party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this document or on a default under this document as constituting a waiver of that right, power, authority, discretion or remedy.
6.5	A party may not rely on any conduct of another party as a defence to exercise of a right, power, authority, discretion or remedy by that other party.

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Option Scheme Deed Poll
Variation
6.6	A provision of this document may not be amended or varied unless the amendment or variation is agreed to in writing by the Company and the Court indicates that the amendment or variation would not of itself preclude approval of the Option Scheme in which event Unilife Corporation will enter into a further deed poll in favour of each Scheme Optionholder giving effect to the amendment or variation.
Rights cumulative
6.7	The rights, powers and remedies of Unilife Corporation and of each Scheme Optionholder under this document are cumulative and do not exclude any other rights, powers or remedies provided by law independently of this document.
Assignment
6.8	The rights and obligations of Unilife Corporation and of each Scheme Optionholder under this document are personal and must not be assigned, encumbered or otherwise dealt with at law or in equity.
Further assurances
6.9	Unilife Corporation will, at its own expense, execute all deeds and other documents and do all acts and things as may be necessary or desirable to give full effect to this document.
7	Governing law and jurisdiction
7.1	This document is governed by the laws of New South Wales, Australia.

7.2	Unilife Corporation irrevocably and unconditionally:
7.2.1	submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia; and
7.2.2	waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.
8 Definitions and Interpretation
Definitions
8.1	Terms that are not defined in this document and that are defined in the Merger Implementation Agreement or the Option Scheme have the same meaning in this document, unless the context makes it clear that a definition is not intended to apply.
Interpretation
8.2	Clause 8.2 of the Option Scheme applies to the interpretation of this document except that references to ‘this Option Scheme’ in that clause are to be read as references to ‘this document’.
Nature of Deed Poll
8.3	Unilife Corporation acknowledges that this document may be relied on and enforced by any Scheme Optionholder in accordance with its terms even though the Scheme Optionholders are not party to it.

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Option Scheme Deed Poll
Execution and date
Executed as a deed poll.
Executed by Unilife Corporation acting by the following persons:

Signature of director	Signature of director/company secretary

Name of director (print)	Name of director/company secretary (print)

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